As filed with the Securities and Exchange Commission on May 29, 1998
                                               Registration No. 333-___________

--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549

                                        FORM S-8
                                REGISTRATION STATEMENT

                        Under The Securities Act of 1933

                               MERIDIAN DATA, INC.
             (Exact name of Registrant as specified in its charter)

         Delaware                                           77-0188708
(State of other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                           Identification No.)

                            5615 Scotts Valley Drive
                         Scotts Valley, California 95066
                (Address of Principal Executive Offices,Zip Code)

                        1992 Employee Stock Purchase Plan
                            1997 Incentive Stock Plan
                           (Full title of the plan)


                            Gianluca U. Rattazzi
                      President, Chief Executive Officer
                                and Director

                              Meridian Data, Inc.
                           5615 Scotts Valley Drive
                         Scotts Valley, California 95066
                              (408) 438-3100
(Name, address, and telephone number, including area code, of agent for service)

                               Copy to:

                         Robert D. Brownell, Esq.
                    Wilson Sonsini Goodrich & Rosati
                         Professional Corporation
                            650 Page Mill Road
                           Palo Alto, CA 94304

                                                 Calculation of Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
    Title of Securities to be          Amount to be    Proposed Maximum Offering      Proposed Maximum      Amount of Registration
            Registered                  Registered         Price Per Share (3)        Aggregate Offering               Fee
                                                                                          Price (4)
------------------------------------ ----------------- ---------------------------- ----------------------- ------------------------
Common Stock ($0.001 par value)         400,000 (1)                         $5.125           $2,050,000.00                  $605.00
Common Stock ($0.001 par value)        100,000 (2)                          $4.356             $435,600.00                  $129.00
Total Registration Fee                                                                                                      $734.00

(1) These shares represent shares of Common Stock which have become available for issuance under the Registrant's 1997 Incentive Stock Plan as a result of an amendment approved by the stockholders at the Registrant's Annual Meeting of Stockholders held on April 23, 1998 (the "Annual Meeting") increasing the number of shares authorized for issuance thereunder from 900,000 to 1,300,000.

(2) These shares represent shares of Common Stock which have become available for issuance under the Registrant's 1992 Employee Stock Purchase Plan
    (the "ESPP") as a result of an amendment approved by the stockholders at the Registrant's Annual Meeting increasing the number of shares authorized for issuance thereunder from 300,000 to 400,000.

(3) Calculated solely for the purpose of determining the registration fee on the basis of the average of the high and low prices of the Common Stock as reported by the Nasdaq National Market System on May 27, 1998 in accordance with Rule 457(h)(1) and (c)of the Securities Act of 1933, as amended (the "Act"). With respect to the 1992 Employee Stock Purchase Plan, the computation is based upon 85% of the average of the high and low prices of the Common Stock because the purchase price of a share of Common Stock under the ESPP is equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

(4) Calculated in accordance with Rule 457(h) under the Act.

  Statement Under General Instruction E Registration of Additional Securities.

     Unless as noted herein, the contents of the Registration Statements on Form S-8 with respect to the 1997 Incentive Stock Plan (File Nos.333-27531 and 333-30107)and the 1992 Employee Stock Purchase Plan (File Nos.33-62084, 333-27533 and 333-30107) are hereby incorporated by reference into this Registration Statement.

                                  PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 8.  Exhibits.

     Exhibit
     Number               Description
     -------------------- ------------------------------------------------------
     5.1                  Opinion of Counsel as to legality of securities
                               being registered.

     23.1                 Consent of Price Waterhouse LLP, Independent
                               Accountants.

     23.2                 Consent of Counsel (contained in Exhibit 5.1).

     24.1                 Power of Attorney (see page 5).

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scotts Valley, State of California, on this 29th day of May 1998.


                                                 MERIDIAN DATA, INC.


                                   By: /s/ Gianluca U. Rattazzi
                                           GIANLUCA U. RATTAZZI
                                           President and Chief Executive Officer

                             POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gianluca U. Rattazzi and Erik E. Miller jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signatures                      Title                        Date
     ------------------------      --------------------         ----------------
     /s/ Charlie Bass              Chairman of the Board          May 29, 1998
         CHARLIE BASS                   of Directors

     /s/ Gianluca U. Rattazzi      President, Chief Executive     May 29, 1998
         GIANLUCA U. RATTAZZI       Officer and Director

     /s/ Erik E. Miller            Senior Vice President,         May 29, 1998
         ERIK E. MILLER            Finance and Chief Financial
                                   Officer (Principal Financial
                                   and Accounting Officer)

     /s/ Peter R. Johnson           Director                      May 29, 1998
         PETER R. JOHNSON

     /s/ Mario M. Rosati            Director                      May 29, 1998
         MARIO M. ROSATI

     /s/ Pierluigi Zappacosta       Director                      May 29, 1998
         PIERLUIGI ZAPPACOSTA

                                Index to Exhibits

     Exhibit Number         Description of Document                         Page
     --------------         -----------------------                         ----
     5.1                    Opinion of Counsel as to legality of
                            securities being registered.                     E-2

     23.1                   Consent of Price Waterhouse LLP,                 E-3
                            Independent Accountants.

     23.2                   Consent of Counsel                               E-2
                            (contained in Exhibit 5.1).

     24.1                   Power of Attorney (see page 5).                    5

                                                                     Exhibit 5.1

                                                                    May 27, 1998

         Meridian Data, Inc.
         5615 Scotts Valley Drive
         Scotts Valley, California 95066

         Re:      Registration Statement on Form S-8

     Ladies and Gentlemen:

          We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Meridian Data, Inc., a Delaware corporation (the "Registrant" or "you"), with the Securities and Exchange Commission on or about May 27, 1998, in connection with the registration under the Securities Act of 1933, as amended, of shares of your Common Stock, no par value (the "Shares"), reserved for issuance pursuant to the 1997 Incentive Stock Plan (as to 400,000 shares) and the 1992 Employee Stock Purchase Plan (as to 100,000 shares) (collectively, the "Plans"). As your legal counsel in connection with this transaction, we have reviewed the proceedings taken by you in connection with the issuance and sale of the Shares pursuant to the Plans. It is our opinion that, when issued and sold in the manner described in the Plans and pursuant to the agreements that accompany each grant under the Plans, the Shares will be legally and validly issued, fully-paid and non-assessable. We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent amendment thereto.

                                               Very truly yours,

                                           /s/ Wilson Sonsini Goodrich & Rosati
                                               WILSON SONSINI GOODRICH & ROSATI
                                                     Professional Corporation

                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 30, 1998 appearing in the Annual Report of Meridian Data, Inc. on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in such Annual Report on Form 10-K.

 /s/ Price Waterhouse LLP
     PRICE WATERHOUSE LLP
     San Jose, California
     May 27, 1998